Trism Secured Transportation, Inc.               Delaware

  Tri-State Motor Transit Co.                    Delaware
   Aero Body and Truck Equipment Company, Inc.,
   Tri-State Transportation Service, Inc.        Missouri

  Diablo Systems Incorporated
   d/b/a/ Diablo Transportation, Inc.          California

  Emerald Leasing, Inc.                            Nevada

  McGil Special Services, Inc.                   Delaware

  Trism Eastern, Inc.
   d/b/a/ C.I. Whitten Transfer                  Delaware

Trism Heavy Haul, Inc.                           Delaware

  Trism Specialized Carriers, Inc.                Georgia
   Trism Special Services, Inc.                   Georgia
   AAA Truck Lease & Sales, Inc.                  Georgia

  E.L. Powell & Sons Trucking Co., Inc.          Oklahoma

Trism Transport Services, Inc.                       Utah

   EFB, Inc.                                     Delaware

TRISM Logistics, Inc.                          New Jersey

Trism Equipment, Inc.                            Delaware

TRISM Maintenance Services, Inc.                 Delaware

Transportation Recovery Systems, Inc.            Delaware
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